Exhibit 8.1

List of Subsidiaries
The following entities are included in the Group consolidated financial statements as subsidiaries or joint ventures at March 31, 2019.

March 31, 2019
Shareholding
Orion Engineered Carbons S.A., Luxembourg
Controlled entities
Orion Engineered Carbons LLC, Kingwood, USA (Principal Executive Office)	100%
Orion Engineered Carbons Holdings GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons Bondco GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons International GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons Holdco S.R.L., Milano, Italy	100%
Orion Engineered Carbons Holdco S.A.S., Paris, France*	100%
Carbogal Engineered Carbons Holdco - Consultoria, Unipessoal Lda., Lisboa, Portugal*	100%
Orion Engineered Carbons USA Holdco, LLC, Kingwood, US	100%
Engineered Carbons Sweden Holdco AB., Malmö Sweden	100%
Orion Engineered Carbons (China) Investment Co., Ltd, Shanghai, China	100%
Orion Engineered Carbons S.r.l., Ravenna, Italy	100%
Orion Engineered Carbons S.A.S., Ambès, France*	100%
Carbogal Engineered Carbons S.A., Sines, Portugal*	100%
Orion Engineered Carbons France SAS; Berre-l'Etang; France	100%
Orion Engineered Carbons Co. Ltd., Yeosu-si, South Korea	100%
Orion Engineered Carbons Sp. z o.o., Jaslo, Poland	100%
Norcarb Engineered Carbons AB, Malmö, Sweden	100%
Orion Engineered Carbons Ltda., Paulinia, Brazil	100%
Orion Engineered Carbons Proprietary Limited, Port Elizabeth, South Africa	100%
Orion Engineered Carbons GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons KK, Tokyo, Japan	100%
Orion Engineered Carbons Pte. Ltd., Singapore, Singapore	100%
Orion Engineered Carbons Trading (Shanghai) Co. Ltd., Shanghai, China	100%
Orion Engineered Carbons Material Technology (Shanghai) Co., Ltd., Shanghai, China	100%
Orion Engineered Carbons Qingdao Co., Ltd., Qingdao, China	100%
CB International Services Company GmbH, Frankfurt am Main, Germany	100%
ORION Engineered carbons India Private Limited, Thane West, India	100%
ORION ENGINEERED CARBONS TURKEY, Istanbul, Turkey	100%

Associated entities
Kommanditgesellschaft Deutsche Gasrusswerke GmbH & Co., Dortmund, Germany	54%
Deutsche Gasrusswerke Gesellschaft mit beschränkter Haftung, Dortmund, Germany	50%
* in liquidation
Although Orion holds 54% of shares as at March 31, 2019 and in prior periods in Kommanditgesellschaft Deutsche Gasrusswerke GmbH & Co., Dortmund, Germany (“DGW KG”), the terms and conditions of DGW KG's articles of association and other bylaws impede Orion from controlling DGW KG. Therefore DGW KG is recognized as a variable interest entity applying the equity method.